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                                                                      Exhibit 23
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                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000 relating to the financial statements of BSB Bancorp, Inc., which appears in BSB Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999.

        We also consent to the incorporation by reference in this Registration Statement of our report dated April 28, 2000 relating to the financial statements, which appears in the Annual Report of the BSB Bank & Trust Company 401(k) Savings Plan in RSI Retirement Trust on Form 11-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP
Syracuse, New York
August 1, 2000